Exhibit 99.1

        19TH YEAR OF RECORD EARNINGS REPORTED BY HAMPTON ROADS BANKSHARES

    NORFOLK, Va., Jan. 24 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), the financial holding company for Bank of Hampton Roads, today announced its financial results for the fourth quarter and year ended December 31, 2006.

    Fourth quarter 2006 was the highest earning quarter in the history of the company with net income of $1,621,973, an increase of 8.46% over the comparable period in 2005. Net income for the year was a record $6,035,539, up $528,210 or 9.59% from 2005. Diluted earnings per share for the fourth quarter of 2006 was $0.16 compared with $0.18 in the fourth quarter of 2005. For the twelve months, diluted earnings per share was $0.65 in 2006 compared to $0.66 in 2005. Earnings per share comparisons were affected by a greater number of shares outstanding in the 2006 periods.

    In the third quarter of 2006, the company raised approximately $19 million in new capital through a fully subscribed rights offering of 670,000 shares of common stock and a fully subscribed public offering of 1,179,200 shares of common stock.

    Profitability ratios for the fourth quarter and the year remained strong, but were impacted by the increased capital. Return on average assets was 1.37% for the fourth quarter of 2006 and 1.39% for the year. Since 1993, this ratio has consistently exceeded 1.20% for each year. Return on average shareholders' equity was 9.30% in the fourth quarter of 2006 and 10.47% for the year.

    At December 31, 2006, total assets were $476,299,468, an increase of 16.31% over year-end 2005. Asset growth during 2006 was driven by a record $89,714,226 or 31.44% increase in the company's loan portfolio; total loans ended the year at an all-time high of $375,044,161. Deposits increased 10.94% during 2006 to end the year at a record $363,261,329; $97,559,421 or 26.86% of the company's total deposits are in the form of non-interest bearing demand deposit accounts and provide a low-cost source of funding for loans and other investments.

    Compared to the same periods in 2005, net interest income increased 11.82% for the year to $20,897,986 and 1.78% for the fourth quarter to $5,552,340. Net interest margin decreased slightly from 5.26% at December 31, 2005 to 5.20% at December 31, 2006. Net interest margins throughout the industry are shrinking due to the increased cost of funding loan growth.

    Non-interest expense increased 14.61% for the year and was virtually even with last year for the fourth quarter. The year-over-year increase was attributable to several factors, including higher employee benefits expense related to incentive programs designed to attract business and increased salary expense related to an increase in the number of employees and normal salary increases. In addition, the company incurred higher occupancy expense due primarily to the addition of two branch offices in 2005, the new corporate headquarters, and renovations at a number of branch locations.

    The company's credit quality continues to be strong. The nonperforming assets to total assets ratio was 0.34% on December 31, 2006, down 10 basis points from 0.44% on December 31, 2005. Net recoveries in 2006 totaled $133,446 compared to $40,897 in 2005. Because of the high level of recoveries and the strength of other measures of credit quality, the company's provision for loan losses was lower in 2006 than it was in 2005. At December 31, 2006, the company's allowance for loan losses was $3,910,943 compared to $3,597,497 at December 31, 2005, which is 1.04% of total loans at December 31, 2006.

    Company President and Chief Executive Officer Jack W. Gibson commented, "Our company has done extremely well since opening in 1987 and 2006 marked our best performance yet. It was our 19th consecutive year of record earnings. In addition to meeting the financial goals and objectives we set for the year, we devoted a significant amount of time and effort to strategic planning. The additional capital raised through the stock offering will help support our future growth and expansion and allows the bank to accommodate the financing needs of some of our larger, well-qualified borrowers."

    The company's immediate expansion plans include a new Bank of Hampton Roads branch in the Edinburgh retail development in Chesapeake. The bank purchased a prime outparcel in the Edinburgh Commons North Shopping Center anchored by Target. Edinburgh is a 200 acre, 850,000 square foot commercial retail development that features a mix of national and specialty retailers, restaurants and services. The bank will open this year in a temporary facility near the site during construction of the branch.

    "During the third quarter of 2006, we listed our stock on the Nasdaq Capital Market to provide greater visibility for our shares and to introduce our stock to the national capital markets," said Gibson. "Since listing, we feel the investment community has responded favorably to our stock." On December 1, 2006, Hampton Roads Bankshares was selected for inclusion in the America's Community Bankers Nasdaq Index, ticker symbol ACBQ. Gibson said, "Our relationship with Nasdaq and America's Community Bankers offers us many opportunities to introduce our company to analysts and investors outside of our market."

    About Hampton Roads Bankshares

    Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates 17 banking offices in the Hampton Roads region of southeastern Virginia and is scheduled to open another this year. Shares of Hampton Roads Bankshares common stock are traded on the Nasdaq Capital Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.

                         Hampton Roads Bankshares, Inc.
                              Financial Highlights
                                    Unaudited

                                                Three Months Ended
                                   ---------------------------------------------
                                   Dec. 31, 2006   Dec. 31, 2005     % Change
                                   -------------   -------------   -------------
Operating Results
Interest income                    $   8,448,531   $   7,097,244           19.04%
Interest expense                       2,896,191       1,641,748           76.41%
Net interest income                    5,552,340       5,455,496            1.78%
Provision for loan losses                 90,000              --              --
Noninterest income                       830,016         683,966           21.35%
Noninterest expense                    3,830,364       3,866,504           -0.93%
Income taxes                             840,019         777,521            8.04%
Net income                         $   1,621,973   $   1,495,437            8.46%

Earnings per share:
Basic                              $        0.16   $        0.18          -11.11%
Diluted                                     0.16            0.18          -11.11%
Book value per share                        6.84            5.96           14.77%

Balance Sheet at
 Period-End
Total loans                        $ 375,044,161   $ 285,329,935           31.44%
Total securities                      59,544,690      73,825,659          -19.34%
Total deposits                       363,261,329     327,446,518           10.94%
Other borrowings                      38,000,000      30,500,000           24.59%
Shareholders' equity                  70,162,543      49,130,529           42.81%
Total assets                         476,299,468     409,517,283           16.31%

Daily Averages
Total loans                        $ 360,965,976   $ 285,108,763           26.61%
Total securities                      60,549,314      67,275,002          -10.00%
Total deposits                       354,986,638     320,553,185           10.74%
Other borrowings                      38,000,000      30,500,000           24.59%
Shareholders' equity                  69,228,309      46,509,360           48.85%
Interest-earning assets              438,199,849     374,229,016           17.09%
Interest-bearing liabilities         294,904,030     245,655,736           20.05%
Total assets                         468,408,609     402,490,149           16.38%

Financial Ratios
Return on average assets                    1.37%           1.47%          (0.10)
Return on average equity                    9.30%          12.76%          (3.46)
Net interest margin                         5.03%           5.78%          (0.75)
Efficiency ratio                           60.01%          62.98%          (2.97)

                                                Three Months Ended
                                   ---------------------------------------------
                                   Dec. 31, 2006   Dec. 31, 2005     % Change
                                   -------------   -------------   -------------
Allowance for Loan Losses
Beginning balance                  $   3,821,464   $   3,516,341            8.68%
Provision for losses                      90,000              --              --
Charge-offs                               (4,382)        (34,992)         -87.48%
Recoveries                                 3,861         116,148          -96.68%
Ending balance                         3,910,943       3,597,497            8.71%

Nonperforming Assets
Nonaccrual loans                   $   1,629,990   $   1,790,869           -8.98%
Loans 90 days past due and
 still accruing interest                      --          30,112          100.00%
Other real estate owned                       --              --              --
Total nonperforming assets             1,629,990       1,820,981          -10.49%

Asset Quality Ratios
Nonperforming assets to total
 assets                                     0.34%           0.44%          (0.10)
Allowance for loan losses to
 total loans                                1.04%           1.26%          (0.22)
Allowance for loan losses to
 nonperforming assets                     239.94%         197.56%          42.38

                                                Twelve Months Ended
                                   ---------------------------------------------
                                   Dec. 31, 2006   Dec. 31, 2005     % Change
                                   -------------   -------------   -------------
Operating Results
Interest income                    $  30,021,271   $  24,558,111           22.25%
Interest expense                       9,123,285       5,868,887           55.45%
Net interest income                   20,897,986      18,689,224           11.82%
Provision for loan losses                180,000         486,000          -62.96%
Noninterest income                     3,397,879       3,214,467            5.71%
Noninterest expense                   14,945,741      13,040,371           14.61%
Income taxes                           3,134,585       2,869,991            9.22%
Net income                         $   6,035,539   $   5,507,329            9.59%

Earnings per share:
Basic                              $        0.66   $        0.68           -2.94%
Diluted                                     0.65            0.66           -1.52%
Book value per share                        6.84            5.96           14.77%

Balance Sheet at
 Period-End
Total loans                        $ 375,044,161   $ 285,329,935           31.44%
Total securities                      59,544,690      73,825,659          -19.34%
Total deposits                       363,261,329     327,446,518           10.94%
Other borrowings                      38,000,000      30,500,000           24.59%
Shareholders' equity                  70,162,543      49,130,529           42.81%
Total assets                         476,299,468     409,517,283           16.31%

Daily Averages
Total loans                        $ 325,505,725   $ 287,979,238           13.03%
Total securities                      67,129,591      52,705,560           27.37%
Total deposits                       333,242,327     302,167,398           10.28%
Other borrowings                      36,967,808      30,943,521           19.47%
Shareholders' equity                  57,640,340      44,855,453           28.50%
Interest-earning assets              401,953,739     355,000,767           13.23%
Interest-bearing liabilities         270,333,404     233,450,020           15.80%
Total assets                         432,715,790     382,820,912           13.03%

Financial Ratios
Return on average assets                    1.39%           1.44%          (0.05)
Return on average equity                   10.47%          12.28%          (1.81)
Net interest margin                         5.20%           5.26%          (0.06)
Efficiency ratio                           61.52%          59.54%           1.98

                                                 Twelve Months Ended
                                   ---------------------------------------------
                                   Dec. 31, 2006   Dec. 31, 2005     % Change
                                   -------------   -------------   -------------
Allowance for Loan Losses
Beginning balance                  $   3,597,497   $   3,070,600           17.16%
Provision for losses                     180,000         486,000          -62.96%
Charge-offs                              (59,118)        (98,737)         -40.13%
Recoveries                               192,564         139,634           37.91%
Ending balance                         3,910,943       3,597,497            8.71%

Nonperforming Assets
Nonaccrual loans                   $   1,629,990   $   1,790,869           -8.98%
Loans 90 days past due
 and still accruing interest                  --          30,112          100.00%
Other real estate owned                       --              --              --
Total nonperforming assets             1,629,990       1,820,981          -10.49%

Asset Quality Ratios
Nonperforming assets to
 total assets                               0.34%           0.44%          (0.10)
Allowance for loan losses to
 total loans                                1.04%           1.26%          (0.22)
Allowance for loan losses to
 nonperforming assets                     239.94%         197.56%          42.38

    Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed and furnished to the Securities and Exchange Commission.

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             01/24/2007
    /CONTACT: Tiffany K. Glenn, Senior Vice President and Marketing Officer of Hampton Roads Bankshares, Inc., +1-757-217-1000/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20060608/DCTH075LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.bankofhamptonroads.com /
    (HMPR)